Exhibit 10.4
SECOND AMENDMENT TO THE
HOUSTON EXPLORATION COMPANY
CHANGE OF CONTROL PLAN
This Second Amendment to the Houston Exploration Company Change of Control Plan, as previously amended by an Amendment dated May 17, 2002 (the “Plan”), is made on behalf of the Houston Exploration Company (the “Company”), the sponsor of the Plan, and is effective as of immediately prior to, and contingent upon, the effective time of the merger contemplated by the Agreement and Plan of Merger, proposed to be entered into by and among the Company, Forest Oil Corporation, a New York corporation ( “Parent”), and MJCO Corporation, a Delaware corporation and a wholly owned subsidiary of Parent.
1. Section 5(a) of the Plan is hereby deleted in its entirety and is replaced with the following new Section 5(a):
(a) The Plan Administrator shall be the Company; provided that the Company may delegate some or all of its duties under this Plan to one or more officers of the Company as from time to time may be designated by the Company in its sole discretion. The Company shall fully indemnify each officer so designated against any and all liabilities arising by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in defense of any claims relating thereto.
2. Section 5(b) of the Plan is hereby amended by replacing all references to the VP-CAO with references to the Plan Administrator.
3. Attachment D of the Plan is hereby deleted in its entirety and is replaced with the following new Attachment D:
OUTPLACEMENT SERVICES
In the event of a Change of Control, an Eligible Employee who is subject to a Qualified Termination shall be entitled to receive (i) if such Eligible Employee is party to an employment agreement with the Company immediately prior to the Qualified Termination, the services of an executive outplacement firm selected by such Eligible Employee, and approved by the Plan Administrator, for up to 12 months from the Qualified Termination, and (ii) if such Eligible Employee is not party to an employment agreement with the Company immediately prior to the Qualified Termination, the services of an outplacement firm selected and approved by the Plan Administrator for up to three months from the Qualified Termination. The Company will pay the outplacement firm directly for these services.
4. Except as specifically modified herein, all terms and conditions of the Plan shall remain in effect.

THE HOUSTON EXPLORATION COMPANY
By:	/s/ Roger B. Rice
	Name:	Roger B. Rice
	Title:	Senior Vice President - Administration